Exhibit 10.40
AMENDMENT TO COOPERATION AGREEMENT
This Amendment to the Cooperation Agreement, effective as of May 29, 2026, between Hewlett Packard Enterprise Company, a Delaware corporation (together with its subsidiaries, “HPE”), Elliott Investment Management L.P., a Delaware limited partnership (“Elliott Investment”), Elliott Associates, L.P., a Delaware limited partnership (“Elliott Associates”), and Elliott International, L.P., a Cayman Islands limited partnership (“Elliott International”) (Elliott Investment, Elliott Associates, and Elliott International each being an “Investor” and collectively the “Investors” herein) is entered into between HPE and each Investor (together, the “Parties,” and each, a “Party”) (the “Amendment”).
WHEREAS, the Parties have entered into the Cooperation Agreement, dated as of July 16, 2025 (the “Cooperation Agreement”); and
WHEREAS, the Parties desire to amend the Cooperation Agreement to effect certain modifications on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Cooperation Agreement.
2.Amendments to the Cooperation Agreement. Effective as of the Amendment Effective Date (as defined below), the Cooperation Agreement is hereby amended or modified as follows:
(a)Section “1. Board Composition.”, paragraph (c) of the Cooperation Agreement is hereby deleted in its entirety and replaced with the following:
“(c) The Company agrees that (i) from the appointment of Mr. Calderoni to the Board to the closing of the 2026 Annual Meeting, the size of the Board will not exceed 13 directors (or 14 directors if the Investor Director is appointed to the Board prior to the closing of the 2026 Annual Meeting) and (ii) from the closing of the 2026 Annual Meeting until the Expiration Date, the size of the Board will not exceed 13 directors (or 14 directors if the Investor Director is appointed to the Board); provided, however, if the Expiration Date has not occurred prior to the closing of the Company’s 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”), from and after the closing of the 2027 Annual Meeting until the Expiration Date, the size of the Board will not exceed 13 directors.”
3.Date of Effectiveness. This Amendment will become effective on the date first written above (the “Amendment Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Cooperation Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein shall not by implication or otherwise limit, impair, or affect the rights and remedies of either Party, be construed as an amendment to or waiver of any other provision of the Cooperation Agreement, or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Amendment Effective Date, each reference in the

Cooperation Agreement to “this Agreement”, “the Agreement”, “hereunder”, “hereof”, “herein,” or words of similar import, and each reference to the Cooperation Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Cooperation Agreement will mean and be a reference to the Cooperation Agreement as amended by this Amendment.
4.Miscellaneous.
(a)The provisions set forth in Section 18. Entire Agreement; Successors and Assigns; Amendment and Waiver, Section 20. Governing Law, Section 22. Notices, and Section 24. Interpretation are hereby incorporated mutatis mutandis with all references to the “Agreement” therein being deemed references to this Amendment.
(b)The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.
(c)This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the Amendment Effective Date set forth above.

HEWLETT PACKARD ENTERPRISE COMPANY
By: /s/ David Antczak Name: Dave Antczak Title: Senior Vice President, General Counsel, and Corporate Secretary
ELLIOTT INVESTMENT MANAGEMENT L.P. By: /s/ Elliot Greenberg Name: Elliot Greenberg Title: Vice President
ELLIOTT ASSOCIATES, L.P. By: Elliott Investment Management L.P., as Attorney-in-Fact By: /s/ Elliot Greenberg Name: Elliot Greenberg Title: Vice President
ELLIOTT INTERNATIONAL, L.P. By: Hambledon, Inc., its General Partner By: Elliott Investment Management L.P., as Attorney-in-Fact By: /s/ Elliot Greenberg Name: Elliot Greenberg Title: Vice President

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